Exhibit 10.5

Execution version

SUBSCRIPTION AGREEMENT

July 23, 2026

Scancell Holdings plc

Bellhouse Building

Sanders Road

Oxford Science Park

Oxford OX 4 4GD

Ladies and Gentlemen:

In connection with the proposed merger (the “Transaction”) among Scancell Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Scancell Merger Sub, Inc., a Delaware corporation and an indirect wholly owned Subsidiary of the Company (“Merger Sub”), and Neuphoria Therapeutics Inc., a Delaware corporation (“Neuphoria”, and together with the Company and Merger Sub, the “Parties” and each a “Party”), in connection with that certain Agreement and Plan of Merger by and among Neuphoria, the Company and Merger Sub, dated as of July 23, 2026 (as it may be amended, restated and/or supplemented from time to time in accordance with its terms, the “Transaction Agreement”), the Company is seeking commitments to purchase (i) the Company’s ordinary shares of £0.001 in the capital of the Company (the “Ordinary Shares”) (ii) the Company’s American Depositary Shares (the “ADS”), representing Ordinary Shares (with the Ordinary Shares representing such ADSs being the “Underlying Ordinary Shares”); and / or (iii) the Company’s non-voting ordinary shares, £0.001 per non-voting ordinary share (the “Non-Voting Ordinary Shares” and, together with the Ordinary Shares and the ADSs, the “Securities”), for a purchase price of $0.1205 per Security (the “Purchase Price”), in a private placement to be consummated by the Company prior to or concurrently with the closing of the Transaction (the “Offering”) in accordance with the terms of the Transaction Agreement. The Company expects that it will effect a reverse share split or consolidation of its Ordinary Shares prior to the Closing. For the effects of any such changes, please refer to Section 2(b). For purposes of the Purchase Price, the parties assume that each ADS represents one Ordinary Share at the time of the Closing (such ratio of Ordinary Shares per ADS, the “Assumed ADS Ratio”), which is subject to adjustment pursuant to Section 2(c).

In accordance with the consummation of the transactions contemplated by the Transaction Agreement (the “Transaction Closing”) and in accordance with the Transaction Agreement, among other matters, (i) Merger Sub will merge with and into Neuphoria, with Neuphoria being the surviving corporation as a wholly owned subsidiary of the Company; (ii) the Company shall cause a sponsored American depositary receipt facility to be established with a reputable bank (such bank or any successor depositary bank, the “Depositary Bank”) for the purpose of issuing the ADSs; (iii) the ADSs offered and sold pursuant to this Agreement will not be registered and will be issued as restricted securities (“RADRs”) pursuant to (i) the deposit agreement to be entered into by and among the Company, the Depositary Bank, and holders and beneficial owners of the ADSs (the “Deposit Agreement”) and (ii) a letter agreement (the “RADR Letter Agreement”) between the Company and the Depositary Bank that supplements the Deposit Agreement to establish procedures with respect to the RADRs; and (iv) following effectiveness of a resale registration statement as contemplated by Section 6 herein and compliance with the procedures in the RADR Letter for, among other things, removal of restrictions that attach to the RADRs, the RADRs will be cancelled and the Depositary Bank will issue freely transferable ADSs in respect thereof, which will be listed for trading on the Nasdaq Global Market (the “Nasdaq”).

References in this subscription agreement (the “Subscription Agreement”) to (1) the Company issuing and selling ADSs to the undersigned subscriber (“Subscriber”), and similar or analogous expressions, shall be understood to include references to the Company allotting and issuing the new Underlying Ordinary Shares to the Depositary Bank and procuring the issue of ADSs representing such Underlying Ordinary Shares by the Depositary Bank or its nominee to the relevant Subscriber; and (2) the purchase of, or payment for, any ADSs, and similar or analogous expressions, shall be understood to refer to the subscription for the Underlying Ordinary Shares underlying those ADSs, as well as deposit of the Underlying Ordinary Shares for ADSs, and the payment of the subscription monies in respect of such ADSs.

References in this Subscription Agreement to (1) the Company issuing and selling Ordinary Shares and/or Non-Voting Ordinary Shares to the Subscriber and/or to the Subscriber purchasing, or paying for, Ordinary Shares and/or Non-Voting Ordinary Shares, and similar or analogous expressions, shall be understood to refer to the Company allotting and issuing the new Ordinary Shares and/or Non-Voting Ordinary Shares to the Subscriber or its nominees and (2) the purchase price for an Ordinary Share or a Non-Voting Ordinary Share shall be understood to refer to the subscription price per Ordinary Share or Non-Voting Ordinary Share.

In connection with the Transaction, and in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber and the Company agree in this Subscription Agreement as follows:

1. Subscription. As of the date hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to Subscriber upon payment of the Purchase Price, (i) such number of Ordinary Shares set forth opposite the name of such Subscriber under the heading “Number of Ordinary Shares”, (ii) such number of ADSs set forth opposite the name of such Subscriber under the heading “Number of ADSs” and/or (iii) such number of Non-Voting Ordinary Shares set forth opposite the name of such Subscriber under the heading “Number of Non-Voting Ordinary Shares” as is set forth on the signature page of this Subscription Agreement, at the Purchase Price per Security and on the terms and subject to the conditions provided for herein. The Company acknowledges and agrees that the Subscriber reserves the right, by notice in writing to the Company no later than 3 business days prior to Closing, to adjust the “Number of ADSs” and “Number of Non-Voting Ordinary Shares”, in each case, as set forth opposite the name of such Subscriber, provided that the aggregate number of Securities shall remain the same. Subscriber acknowledges and agrees that the Company reserves the right to accept or reject Subscriber’s subscription for the Securities for any reason or for no reason, in whole or in part, at any time prior to its acceptance by the Company, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company. If this Subscription Agreement is terminated in accordance with the terms hereof, Subscriber and each beneficial purchaser, if any, for whom Subscriber is acting as agent or trustee, understands that any funds, certified checks, or bank drafts delivered by Subscriber representing the Purchase Price for the Securities will be promptly returned to Subscriber without deduction, and this Subscription Agreement shall have no force or effect.

2. Closing; Delivery of Securities.

(a) The closing of the issuance and sale of the Securities contemplated hereby (the “Closing” and the date on which the Closing actually occurs, the “Closing Date”) is contingent upon the consummation of the Transaction Closing. The Closing shall occur on the date of, and simultaneously with, the Transaction Closing.

(b) If, after the date of this Agreement and on or prior to the Closing Date, the Company effects a reverse share split or consolidation of the Ordinary Shares (the “AIM Reverse Split”), then, with effect from the effective date of the AIM Reverse Split:

(i) the aggregate number of Securities to be subscribed for by each Subscriber shall be reduced by dividing that number by the number of existing Ordinary Shares being consolidated into one new Ordinary Share pursuant to the AIM Reverse Split (as determined by the board of directors of the Company and announced via a UK Regulatory Information Service announcement) (the “Share Consolidation Ratio”), rounded down to the nearest whole number; and

(ii) the Purchase Price shall be increased to an amount equal to the Purchase Price multiplied by the Share Consolidation Ratio, in each case such that the aggregate purchase price for the Securities subscribed for by each Subscriber (the “Aggregate Purchase Price”) remains unchanged. The Company shall notify each Subscriber in writing of the adjusted number of Securities and adjusted Purchase Price per Security promptly following the effectiveness of the AIM Reverse Split.

(c) If, at the time of the Closing, the ratio of ADS per Ordinary Share is not the Assumed ADS Ratio (an “ADS Ratio Adjustment”), then:

(i) the aggregate number of ADSs to be subscribed for by each Subscriber that is acquiring ADSs shall be adjusted by dividing (A) the number of Underlying Ordinary Shares such Subscriber would have received (after giving effect to any AIM Reverse Split) by (B) the ADS ratio as revised pursuant to the ADS Ratio Adjustment (the “Adjusted ADS Ratio”), rounded down to the nearest whole number of ADSs; and

(ii) the Purchase Price per ADS shall be adjusted to an amount equal to the Purchase Price per Ordinary Share (after giving effect to any AIM Reverse Split) multiplied by the Adjusted ADS Ratio, in each case such that the Aggregate Purchase Price remains unchanged. The Company shall notify each Subscriber in writing of the adjusted number of ADSs and adjusted Purchase Price per ADS promptly following the effectiveness of the ADS Ratio Adjustment.

(d) The Company shall provide written notice (via email) to Subscriber (the “Closing Notice”) that the Company reasonably expects the Transaction Closing to be completed on a date specified in the Closing Notice (the “Scheduled Closing Date”) that is not less than seven (7) business days after the date of the Closing Notice, which Closing Notice shall contain the Company’s wire instructions for an escrow account (the “Escrow Account”) established by the Company with a third-party escrow agent (the “Escrow Agent”) to be identified in the Closing Notice. At least two (2) business days prior to the Scheduled Closing Date (unless otherwise agreed to in writing by the Company), Subscriber shall deliver to the Escrow Account the Aggregate Purchase Price by wire transfer of United States dollars in immediately available funds. The wire transfer shall identify Subscriber, and unless otherwise agreed by the Company and the Escrow Agent, the funds shall be wired from an account in Subscriber’s name. Upon the Closing, the Company shall provide instructions to the Escrow Agent to release the funds in the Escrow Account to the Company against the issuance of and delivery to Subscriber (or its nominee in accordance with its delivery instructions) of (i) a number of Ordinary Shares, registered in the name of the Subscriber (or its nominee in accordance with its delivery instructions), equal to the number of Ordinary Shares set forth opposite the name of such Subscriber under the heading “Number of Ordinary Shares” as is set forth on the signature page of this Subscription Agreement, (ii) a number of ADSs, registered in the name of the Subscriber (or its nominee in accordance with its delivery instructions), equal to the number of ADSs set forth opposite the name of such Subscriber under the heading “Number of ADSs” as is set forth on the signature page of this Subscription Agreement, and/or (iii) a number of Non-Voting Ordinary Shares, registered in the name of the Subscriber (or its nominee in accordance with its delivery instructions), equal to the number of Non-Voting Ordinary Shares set forth opposite the name of such Subscriber under the heading “Number of Non-Voting Ordinary Shares” as is set forth on the signature page of this Subscription Agreement, if any. The Securities shall be delivered free and clear of any liens or other restrictions whatsoever (other than those arising under U.S. state or federal securities laws or those incurred by Subscriber). The RADRs shall be separately identified in uncertificated form on the books of the Depositary Bank and the Underlying Ordinary Shares so deposited shall, to the extent required by law, be held separate and distinct from the other ADSs held under the Deposit Agreement. The RADRs may become eligible for inclusion in an applicable book-entry settlement system upon compliance with the procedures set forth in the RADR Letter Agreement. The Non-Voting Ordinary Shares shall be held in certificated form or in CREST (at the Subscriber’s election) as set forth in Section 2(g) with respect to the Ordinary Shares, and in certificated form as set forth in Section 2(h) below with respect to the Non-Voting Ordinary Shares.

(e) Prior to the Transaction Closing, the Company shall cause a sponsored American depositary receipt facility to be established with a reputable bank (such bank or any successor depositary bank, the “Depositary Bank”) for the purpose of issuing the ADSs. Once such facility is established, the Company shall deposit, on behalf of the Subscriber, the Underlying Ordinary Shares in respect of the ADSs with the Depositary Bank, which shall issue and deliver the ADSs to the Subscribers.

(f) Promptly after the Closing, the ADSs shall be issued in the form of uncertificated securities identified on the books of the Depositary Bank.

(g) The Ordinary Shares shall be delivered either in uncertificated form in CREST or in certificated form, at each Subscriber’s election:

(i) Uncertificated Form. If the Ordinary Shares are to be delivered in uncertificated form, the Company shall procure that its registrar allots and issues the Ordinary Shares promptly following Closing to the CREST account designated by the relevant Subscriber by written notice to the Company prior to Closing, on a “free of payment” basis.

(ii) Certificated Form. If the Ordinary Shares are to be delivered in certificated form, the Company shall procure that its registrar shall register the relevant Subscribers (or their nominee(s), as applicable) as holders of the relevant Ordinary Shares on the Closing Date and send share certificates in respect of the Ordinary Shares to the relevant Subscribers (at the addresses advised in writing by each such Subscriber to the Company prior to the Closing Date) within fourteen days of the Closing Date.

(h) The Non-Voting Ordinary Shares shall be delivered in certificated form and the Company shall procure that its registrar shall register the relevant Subscribers (or their nominee(s), as applicable) as holders of the relevant Non-Voting Ordinary Shares on the Closing Date and send share certificates in respect of the Non-Voting Ordinary Shares to the relevant Subscribers (at the addresses advised in writing by each such Subscriber to the Company prior to the Closing Date) within fourteen days of the Closing Date.

(i) In connection with the entry into the Deposit Agreement, the RADR Letter Agreement and issuance of Securities, the Subscriber shall provide to the Company and the Depositary Bank the following documents:

(i) Information required by the Company in connection with its instruction letter to the Depositary Bank, including applicable tax IDs or social security numbers;

(ii) Forms W-8 or W-9, as applicable;

(iii) Any information required under the “know your customer” policies of the Depositary Bank, the Company or any of their respective agents; and

(iv) Any other information and documentation reasonably requested by the Company and the Depositary Bank, including any documentation required by the Depositary Bank in connection with the Deposit Agreement and RADR Letter Agreement that is reasonably necessary to comply with applicable law or reasonably necessary for the issuance or delivery of the Securities or applicable tax reporting or withholding requirements.

(j) The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Subscription Agreement or otherwise relieve any party of any of its obligations hereunder, and any such termination will occur solely pursuant to Section 7 below. If (i) this Subscription Agreement is terminated according to its terms prior to the Closing or (ii) the Closing Date does not occur within two (2) business days after the Scheduled Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and Subscriber, and in either case, any funds have already been sent by Subscriber to the Escrow Account, then the Company shall or shall instruct the Escrow Agent to promptly (but not later than, in the case of the preceding clause (i), two (2) business days after such termination or, in the case of the preceding clause (ii), four (4) business days after the Scheduled Closing Date specified in the Closing Notice), return the funds delivered by Subscriber for payment of the Securities by wire transfer in immediately available funds to the account specified in writing by Subscriber (provided, that the failure of the Closing Date to occur within such two (2) business day period and the return of the relevant funds shall not relieve Subscriber from its obligations under this Subscription Agreement for a subsequently rescheduled Closing Date determined by the Company in good faith).

(k) Simultaneously with the execution and delivery of this Subscription Agreement, each Subscriber shall deliver to the Company a duly completed and executed U.S. Internal Revenue Service Form W-9 or appropriate Form W-8, as applicable.

3. Closing Conditions. In addition to the condition set forth in Section 2(a) above:

(a) The Closing is subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i) no governmental authority of competent jurisdiction with respect to the sale of the Securities shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) all material conditions precedent to the Transaction Closing set forth in the Transaction Agreement shall have been satisfied (as determined in good faith by the parties to the Transaction Agreement) or waived by the parties thereto in accordance with the requirements of the Transaction Agreement (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing).

(b) The obligations of the Company to consummate the Closing are also subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct and complete in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct and complete in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct and complete in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date;

(ii) Subscriber shall have delivered the Purchase Price to the Escrow Agent in compliance with the terms of this Subscription Agreement; and

(iii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c) The obligations of Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct and complete in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined in the Transaction Agreement), which representations and warranties shall be true and correct and complete in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct and complete in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct and complete in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) except where the failure to so obtain or make would not prevent the Company from consummating the transactions contemplated hereby, including the issuance and sale of the Securities to Subscriber, all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq approvals and any stockholder approval required by applicable Nasdaq rules and regulations) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Securities) required to be made in connection with the issuance and sale of the Securities shall have been obtained or made;

(iv) there has not occurred any Company Material Adverse Effect or Parent Material Adverse Effect (as defined in the Transaction Agreement) since the date of this Subscription Agreement that is continuing, which the parties to the Transaction Agreement have not waived; and

(v) the ADSs shall have been approved for listing on Nasdaq, subject to official notice of issuance;

(vi) The Company shall have delivered to the Subscribers and the Placement Agents the opinion of Cooley LLP, dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Placement Agents and addressing such legal matters as the Placement Agents and the Company reasonably agree; and

(vii) The officers and directors of the Company and Neuphoria who are continuing in such roles following the Closing Date shall have executed the Lock-up Agreements (as defined in the Transaction Agreement).

4. Company Representations and Warranties. The Company represents and warrants to Subscriber and each of the Placement Agents that:

(a) The Company is a public limited company duly incorporated and validly existing under the laws of England and Wales. The Company has the requisite corporate power and authority to carry on its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement and the Transaction Agreement, subject to the passing of the necessary resolutions at a general meeting of the Company’s shareholders to allow for the allotment and issue of the Underlying Ordinary Shares and the Ordinary Shares to be issued pursuant to the Transaction (the “Company Shareholder Approvals”) except where the failure to have such power or authority is not a Company Material Adverse Effect.

(b) Subject to the passing of the Company Shareholder Approvals, all corporate actions required to be taken by the Company’s board of directors and shareholder(s) in order (i) to authorize the Company to enter into this Subscription Agreement and the Transaction Agreement have been taken, and (ii) to issue the ADSs, the Ordinary Shares (including the Underlying Ordinary Shares) and the Non-Voting Ordinary Shares at the Closing as of the Closing Date, will have been taken, in each case, by the Company’s board of directors and/or shareholders. Each of this Subscription Agreement and the Transaction Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, (ii) principles of equity, whether considered at law or equity and (iii) except as rights to indemnity and contribution may be limited by applicable law.

(c) Subject to the passing of the Company Shareholder Approvals, upon Closing, the Ordinary Shares (including the Underlying Ordinary Shares), the ADSs and the Non-Voting Ordinary Shares will have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the ADSs, the Ordinary Shares and the Non-Voting Ordinary Shares will be free and clear of any liens or other restrictions whatsoever (other than any liens or restrictions created by Subscriber or imposed by applicable securities laws) in accordance with the terms of this Subscription Agreement, the Ordinary Shares (including the Underlying Ordinary Shares) and the Non-Voting Ordinary Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s articles of association (as in effect at such time of issuance), applicable law or any contract or agreement to which the Company is a party.

(d) As of the close of business on July 20, 2026, there were issued (A) 1,037,781,403 Ordinary Shares, (B) convertible notes exercisable with respect to an aggregate of 159,865,150 Ordinary Shares (“Convertible Loan Notes”), and (C) options to purchase Ordinary Shares (“Share Options”) with respect to an aggregate of 98,009,604 Ordinary Shares. Except as set forth in this Section 4(d), as of the close of business on July 20, 2026, there are no issued, reserved for issuance or outstanding Equity Securities of the Company.

(e) All of the issued and outstanding share capital of the Company has been, and all share capital of the Company that may be issued pursuant to any employee stock option or other compensation plan or arrangement, Convertible Loan Notes or other convertible securities will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and non-assessable and free of pre-emptive rights. No subsidiary of the Company owns any share capital of the Company (other than any such shares owned by subsidiaries of the Company in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account). Except as set forth in Section 4(d), there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company have the right to vote. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of Parent (as described in the Transaction Agreement). Other than in connection with the Transaction, neither the Company nor any of its Subsidiaries is a party to any agreement with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, of any Equity Securities of the Company or any of its Subsidiaries.

“Equity Securities” means, with respect to the Company, (i) any shares of capital stock or other voting securities of, or other ownership interest in, the Company, (ii) any securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in the Company or any of its Subsidiaries, (iii) any warrants, calls, options or other rights to acquire from the Company or other obligations of the Company to issue, any capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for capital stock or other voting securities of, or other ownership interests in, the Company or any of its Subsidiaries, or (iv) any restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of the Company that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, other membership, partnership or other ownership interests in, or any business, products or assets of the Company or any of its Subsidiaries.

“Subsidiary” means, with respect to the Company, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company.

(f) Assuming the accuracy of Subscriber’s representations and warranties in Section 5 in all material respects, the execution, delivery and performance of this Subscription Agreement and the Transaction Agreement and the consummation by the Company of the transactions that are the subject of this Subscription Agreement (including the issuance of the Ordinary Shares (including the Underlying Ordinary Shares), the issuance and sale of the ADSs and the issuance and sale of the Non-Voting Ordinary Shares) and the Transaction Agreement in compliance herewith will be done in accordance with Nasdaq rules and the AIM Rules for Companies (the “AIM Rules”), and none of the foregoing will result in (i) a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would be a Company Material Adverse Effect or materially affect the validity of the Non-Voting Ordinary Shares, the ADSs and the Ordinary Shares (including the Underlying Ordinary Shares) or the legal authority or ability of the Company to perform in all material respects its obligations under this Subscription Agreement or the Transaction Agreement; (ii) any material violation of the provisions of the organizational documents of the Company; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would be a Company Material Adverse Effect.

(g) Other than with Leerink Partners LLC, TD Securities (USA) LLC and H.C. Wainwright & Co., LLC, in their capacity as placement agents (each, a “Placement Agent” and collectively, the “Placement Agents”), the Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement, including for which Subscriber would be reasonably expected to become liable (it being understood that Subscriber will effectively bear its pro rata share of any such expense indirectly as a result of its investment in the Company).

(h) The Company is not, and immediately after receipt of payment for the Securities, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 in all material respects, in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Subscription Agreement, it is not necessary to register the Non-Voting Ordinary Shares, the ADSs or the Ordinary Shares (including the Underlying Ordinary Shares) under the Securities Act of 1933, as amended (the “Securities Act”). The Securities (i) were not offered to Subscriber by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) The offer, sale and delivery of the Securities in the manner contemplated by this Subscription Agreement will not require the publication of a prospectus by the Company under the UK Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”) or Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”).

(k) On or after the date hereof, the Company or its affiliates may enter into other subscription agreements, side letters or similar agreements or understandings (collectively, “Other Subscription Agreements”) with any other subscribers (collectively, “Other Subscribers”) for Securities (or other securities). Other than the Other Subscription Agreements and the Transaction Agreement, the Company has not entered into any similar agreement with any Other Subscriber in connection with the Offering. The Other Subscription Agreements reflect (or will reflect in the future) the same Purchase Price, and no Other Subscription Agreement includes (or will include in the future) terms and conditions that are materially more advantageous to any such Other Subscriber than Subscriber hereunder, unless Subscriber has been offered the substantially similar benefits, and such Other Subscription Agreements have not been amended, modified or waived (and will not be in the future) in any material respect following the date of this Subscription Agreement unless Subscriber has been offered a substantially similar amendment. It is acknowledged that, separate from the Offering, (i) the Company will launch a placing of Ordinary Shares to certain institutional investors effected by way of an accelerated book build in the United Kingdom contemporaneously with the announcement of the Transaction Agreement and the Offering at the GBP equivalent of the Purchase Price which placing will not be conditional upon closing of the Transaction Agreement or this Offering and (ii) the Company intends to offer Ordinary Shares to existing and/or new retail investors outside of the United States prior to closing of the Transaction Agreement and this Offering in a separate retail offer at the GBP equivalent of the Purchase Price.

(l) Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially affect the validity of the Non-Voting Ordinary Shares, the ADSs, the Ordinary Shares (including the Underlying Ordinary Shares) or the legal authority or ability of the Company to perform in all material respects its obligations under this Subscription Agreement or the Transaction Agreement, as of the date hereof, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over the Company, pending, or, to the knowledge of the Company, threatened in writing against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

(m) The Company is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement, including the issuance of the Securities (other than (i) filings required by the Securities Act or the rules of the U.S. Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, the U.K. Companies Act 2006, Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse as it forms part of retained EU law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“UK MAR”) or the AIM Rules, (iii) application for admission of the Ordinary Shares (including the Underlying Ordinary Shares) to trading on AIM, a market of the London Stock Exchange plc (“AIM”) prior to Closing (iv) the filings required in accordance with Section 6, (v) consents or notices required for the consummation of the Transaction as contemplated by the Transaction Agreement, (vi) those required by Nasdaq, (vii) compliance with and filings pursuant to applicable antitrust or other competition laws, and (viii) consents or other approvals, waivers or authorizations required for the consummation of the transactions contemplated by this Subscription Agreement that the Company reasonably expects to receive on or prior to the Closing), in each case, other than those the failure of which to obtain would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

(n) Neither the Company nor any person acting on its behalf has, directly or indirectly, at any time within the past 30 calendar days, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company as contemplated hereby or the other securities as contemplated by the Other Subscription Agreements or (ii) cause the offering of the Securities pursuant to this Subscription Agreement or the other securities pursuant to the Other Subscription Agreements to be integrated with any prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on its behalf (other than the Placement Agents and their respective persons acting on their behalf in such capacity), has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Securities or the other securities, as contemplated pursuant to this Subscription Agreement to the registration provisions of the Securities Act.

(o) [Reserved].

(p) The Company is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to be a Company Material Adverse Effect. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to be, individually or in the aggregate, a Company Material Adverse Effect.

(q) Upon consummation of the Transaction and filing of the Registration Statement pursuant to Section 6 of this Agreement, it is intended that the ADSs will be registered pursuant to Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and approved for listing on Nasdaq, subject to official notice of issuance.

(r) Neither the Company nor any of its controlled affiliates (i) is, or will be at or immediately after the Closing, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

(s) Neither the Company nor any person acting on its behalf has engaged in any “directed selling efforts” (as defined in Rule 902(c) of Regulation S) with respect to the Securities offered to non-U.S. investors pursuant to this Subscription Agreement.

(t) The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by Subscriber.

5. Subscriber Representations, Warranties and Covenants. Subscriber represents and warrants to the Company and each of the Placement Agents as follows, and makes the following covenants:

(a) Subscriber is either a U.S. investor or non-U.S. investor as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i) or (ii) below:

(i) Applicable to U.S. investors: At the time Subscriber was offered the Securities, it was, and as of the date hereof, Subscriber is (A) (i) a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9) and (12) of Regulation D under the Securities Act) as indicated in the questionnaire attached as Exhibit A hereto and (ii) a “qualified investor” as defined under Article 2 of the EU Prospectus Regulation, and (B) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is acquiring the Securities only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Securities.

(ii) Applicable to non-U.S. investors (including investors from the United Kingdom): Subscriber acknowledges and agrees that the sale of the Securities is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). Subscriber is not a U.S. Person (as defined in Regulation S), it is acquiring the Securities only for its own account in an offshore transaction in reliance on Regulation S, and it has received all the information that it considers necessary and appropriate to decide whether to acquire the Securities hereunder outside of the United States. If the Subscriber is a person in a member state of the European Economic Area, the Subscriber is a “qualified investor” as defined under Article 2 of the EU Prospectus Regulation. If the Subscriber is a person in the United Kingdom, such investor is a “qualified investor” as defined in paragraph 15 of Schedule 1 of the UK POATRs who (i) has professional experience in matters relating to investments falling within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) and/or (ii) is a high net worth body corporate, unincorporated association and partnership and trustee of high value trusts as described in Article 49(2)(a) to (d) of the Order.

(iii) Subscriber is not relying on any statements or representations made in connection with the transactions contemplated hereby other than the representations contained in this Subscription Agreement. Subscriber acknowledges and agrees that securities sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein.

(b) Subscriber acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities delivered at the Closing will not have been registered under the Securities Act. No prospectus will be produced in connection with the Offering in the United Kingdom or in any member state of the European Economic Area. Subscriber acknowledges and agrees that Securities sold to Subscribers that are U.S. investors shall be sold pursuant to an exemption from registration under the Securities Act may not be resold, transferred, pledged or otherwise disposed of by such Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any uncertificated or book-entry shares representing the Securities delivered at the Closing to Subscribers that are U.S. investors may contain a legend or restrictive notation to such effect. Subscriber acknowledges that such Securities will not immediately be eligible for resale pursuant to an effective resale registration statement or Rule 144 promulgated under the Securities Act (“Rule 144”). Subscriber acknowledges and agrees that such Securities, until registered under an effective registration statement, will be subject to transfer restrictions (regardless of whether or not the Securities contain a restrictive legend) and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Securities and may be required to bear the financial risk of an investment in such Securities for an indefinite period of time. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of such Securities. Subscriber understands that the Offering of the Securities hereunder meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Accordingly, Subscriber understands that the Offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(c) If, in the future, the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, or any economic interest therein, Subscriber acknowledges and agrees that such Securities or any economic interest therein may be offered, sold, pledged or otherwise transferred only: (i) in compliance with Regulation S under the Securities Act; (ii) to a person whom the beneficial owner and/or any person acting on its behalf reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act; or (iii) in accordance with Rule 144 (if available), in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Subscriber (i) understands that none of the Company, the Placement Agents, any of their affiliates or other persons acting on their behalf makes any representation to the Subscriber as to the availability of any exemption under the Securities Act for the reoffer, resale, pledge or transfer of the Securities and (ii) agrees to notify any transferee to whom the Subscriber subsequently offers, sells, pledges or otherwise transfers any of the Securities pursuant to Rule 144A of the restrictions on transfer set forth in this Section 5(c). The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Securities may be pledged by Subscriber, e.g., in connection with a bona fide margin agreement, and the Subscriber effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Subscription Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with such pledge of Securities by the Subscriber.

(d) Subscriber acknowledges and agrees that Subscriber is purchasing Securities directly from the Company. Subscriber further acknowledges that, other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement, there have been no representations, warranties, covenants and agreements made to Subscriber by the Company, Neuphoria, the Placement Agents, the Company’s AIM Nominated Adviser, Panmure Liberum Limited, or their respective officers or directors and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, managers, members, and/or employees, and/or the representatives of such persons, or any other party to the Transaction, person or entity, expressly or by implication. Except for the representations, warranties and agreements of the Company expressly set forth in this Subscription Agreement, Subscriber is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including all business, legal, regulatory, accounting, credit and tax matters; provided, that neither the due diligence investigation conducted by Subscriber in connection with making its decision to acquire the Securities nor any representations and warranties made by Subscriber herein shall modify, amend or affect Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(e) In connection with money laundering and terrorist financing, the Subscriber has complied with its obligations under the Proceeds of Crime Act 2002, the Terrorism Act 2000, the Terrorism Act 2006, the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) 2017 Regulations, and any other applicable law.

(f) Neither the Subscriber nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person prohibited by any OFAC sanctions program, or any similar list of sanctioned persons administered by the European Union or the United Kingdom (collectively, “Sanctions Lists”), (ii) directly or indirectly 50% or more owned or otherwise controlled by, or acting on behalf of, one or more persons that are named on the Sanctions Lists, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, and the Crimea, Donetsk, Luhansk and Zaporizhzhia regions of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or the United Kingdom, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Subscriber”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the Sanctions Lists. To the extent required, it maintains procedures that it reasonably believes to be in compliance with sanctions programs administered by the United States, the European Union and the United Kingdom, and it shall comply with such sanctions programs to which it is legally subject and with which it is legally obligated to comply. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Subscriber.

(g) Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Securities. Without limiting the generality of the foregoing, Subscriber acknowledges that it has received and reviewed (to the extent that Subscriber deems it necessary) the following items (collectively, the “Disclosure Documents”): (i) all information the Company has been required to publish or make available via a UK Regulatory Information Service pursuant to the AIM Rules and/or UK MAR since April 30, 2021 through the date of this Subscription Agreement, (ii) each report, form, statement, schedule, prospectus, proxy, registration statement and other document required to be filed or furnished by Neuphoria with the SEC since its initial registration of securities with the SEC through the date of this Subscription Agreement, (iii) the Transaction Agreement, and (iv) the investor presentation by the Company dated June 2026 (the “Investor Presentation”). Subscriber understands the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall not apply following the Transaction Closing. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. Subscriber has conducted its own investigation of the Company and the Securities and Subscriber has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities. Subscriber acknowledges that Subscriber shall be responsible for any taxes imposed on Subscriber by reason of Subscriber’s acquisition, ownership or disposition of the Securities, and that none of the Company, Neuphoria, the Placement Agents or their respective affiliates or advisors have provided any tax advice or any other representations or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement. In particular, Subscriber shall pay, and shall reimburse or indemnify (as appropriate) the Company for, any amounts in respect of United Kingdom stamp duty or stamp duty reserve tax arising in connection with (i) the redesignation of Non-Voting Ordinary Shares held by Subscriber to Ordinary Shares, and (ii) the deposit by or on behalf of Subscriber of any Non-Voting Ordinary Shares (or of any Ordinary Shares following a redesignation of Non-Voting Ordinary Shares) with the Company’s Depositary Bank in exchange for ADSs. Subscriber acknowledges that it has reviewed the documents made available to Subscriber by the Company to the extent that Subscriber deems it necessary. Subscriber further acknowledges that the information contained in the Disclosure Documents is subject to change, and that any changes to the information contained in the Disclosure Documents, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect Subscriber’s obligation to purchase the Securities hereunder, except as otherwise provided herein, and that, in purchasing the Securities, Subscriber is not relying upon any projections contained in the Investor Presentation.

(h) Subscriber acknowledges and agrees that Subscriber is purchasing the Securities directly from the Company. Subscriber became aware of the Offering of the Securities solely by means of direct contact from the Placement Agents or directly from the Company or Neuphoria as result of a pre-existing, substantive relationship with the Company, Neuphoria or the Placement Agents, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. Subscriber acknowledges that the Company represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising and (ii) to the Company’s knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the UK POATRs, the EU Prospectus Regulation, the Securities Act or any state securities laws. Subscriber has a pre-existing relationship with the Company, Neuphoria or one or more of their respective affiliates or advisors, including the Placement Agents and/or their respective representatives. The Securities were offered to Subscriber solely by direct contact between Subscriber and the Company, Neuphoria, the Placement Agents and/or their respective representatives. Subscriber did not become aware of this Offering of the Securities, nor were the Securities offered to Subscriber, by any other means, and none of the Company, Neuphoria, the Placement Agents and/or their respective representatives acted as investment advisor, broker or dealer to Subscriber. The Subscriber is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

(i) Reserved.

(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Disclosure Documents. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the Offering (i) are consistent with its financial needs, objectives and condition, (ii) comply and are consistent with the relevant investment policies, guidelines and other restrictions applicable to Subscriber, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not materially violate or constitute a default under Subscriber’s organizational or constituent documents or under any applicable law, rule, regulation, agreement or other obligation by which Subscriber is bound in any material respects and (v) are a fit, proper and suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Securities. Subscriber will not look to the Placement Agents for all or part of any such loss or losses Subscriber may suffer, provided, however, that the foregoing shall not limit any claims Subscriber may have against the Company or Neuphoria for fraud, willful misconduct, or intentional misrepresentation. Subscriber represents that: (i) it is able to sustain a complete loss on its investment in the Securities; (ii) has no immediate need for liquidity with respect to its investment in the Securities; and (iii) has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Securities.

(k) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that the possibility of total loss of the Aggregate Purchase Price exists.

(l) In making its decision to purchase the Securities, Subscriber has relied solely upon independent investigation made by Subscriber and the representations and warranties of the Company expressly set forth in Section 4 hereof. Subscriber acknowledges and agrees that Subscriber has (i) received, reviewed and understood the offering materials made available to Subscriber in connection with the Offering, (ii) had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Securities, (iii) had the opportunity to ask questions of and receive answers from the Company, and (iv) conducted and completed Subscriber’s own independent due diligence with respect to the Transaction.

(m) Subscriber understands and agrees that no federal, state, or other agency has passed upon or endorsed the merits of the Offering or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Disclosure Documents. Subscriber acknowledges that none of the Placement Agents has prepared any of the Disclosure Documents.

(n) If an entity, Subscriber has been duly formed or incorporated and is validly existing in good standing (or the equivalent thereof if and to the extent that “good standing” is not recognized under the laws of such jurisdiction) under the laws of its jurisdiction of incorporation or formation. Subscriber has the power and authority to enter into, deliver and perform Subscriber’s obligations under this Subscription Agreement.

(o) The execution, delivery and performance by Subscriber of this Subscription Agreement are within the powers of Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any law, statute, rule or regulation applicable to Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, in any material respects, to which Subscriber is a party or by which Subscriber is bound, and, if Subscriber is not an individual, will not violate any provisions of Subscriber’s organizational documents. The signature on this Subscription Agreement, whether original, electronic, or transmitted electronically, is valid and binding, and the signatory, if Subscriber is an individual, has legal competence and capacity to execute the same or, if Subscriber is not an individual the signatory has been duly authorized to execute the same, and, upon its due execution by the parties hereto, this Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms.

(p) [Reserved].

(q) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(r) Subscriber has, and on each date any portion of the Aggregate Purchase Price would be required to be funded to the Company pursuant to this Subscription Agreement will have, sufficient immediately available funds to pay the Aggregate Purchase Price.

(s) Other than with respect to its affiliates, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(t) If, solely for purposes of clause (i) below, Subscriber is an employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Securities, and none of the Company or any of its respective affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Securities and (ii) the acquisition and holding of the Securities by Subscriber or any affiliate thereof will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or any applicable similar law.

(u) Subscriber understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Company.

(v) Subscriber acknowledges that Leerink Partners LLC is acting as financial advisor to the Company in connection with the Transaction. Subscriber further acknowledges that no Placement Agent is acting as an underwriter or will otherwise be construed as a fiduciary for Subscriber in connection with the Transaction.

(w) Subscriber is not under any binding obligation, either on the date hereof or on the Closing, to sell, exchange or otherwise dispose of the Securities acquired pursuant to this Subscription Agreement, other than binding commitments it may have to transfer and/or pledge such Securities to a prime broker under and in accordance with its prime brokerage agreement with such broker.

(x) Notwithstanding anything to the contrary herein, nothing in this Subscription Agreement shall prohibit Subscriber from (i) entering into hedging transactions with respect to the securities of the Company or Neuphoria, including, but not limited to, purchasing put options, entering into swap agreements, or engaging in short sales with respect to any securities other than the specific securities to be acquired in this Offering (i.e., for the avoidance of doubt, Subscriber may engage in short sales or other hedging transactions with respect to securities of the same class or type as the Securities), or (ii) lending any securities to third parties, provided that, in each case, Subscriber shall remain obligated to deliver the Aggregate Purchase Price and consummate the Closing in accordance with the terms hereof.

(y) Subscriber understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Subscriber understands that such Ordinary Shares (including Underlying Ordinary Shares) shall not be deposited in any depositary facility established or maintained by a depositary bank unless it is a restricted depositary facility.

(z) It is understood that, except as provided below, the RADRs shall contain a legend in the form set forth in the RADR Letter and certificates of Ordinary Shares or Non-Voting Ordinary Shares or book-entry positions evidencing the Securities may bear the following or any similar legend:

“THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE BUT HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).

NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 OR ANY OTHER EXEMPTION UNDER THE SECURITIES ACT OR OF ANY EXEMPTIONS UNDER APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES FOR THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER OF THE AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES BY THE HOLDER. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE SECURITIES REPRESENTED HEREBY MAY NOT BE DEPOSITED INTO ANY UNRESTRICTED DEPOSITARY RECEIPT FACILITY IN RESPECT OF THE SECURITIES ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK. THE HOLDER, BY ITS ACCEPTANCE OF SECURITIES, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.”

6. Registration Rights.

(a) The Company agrees that, within thirty (30) calendar days after the Transaction Closing (the “Filing Deadline”), it will file or confidentially submit with the SEC a registration statement (the “Registration Statement”) registering the resale of ADSs, Ordinary Shares and Non-Voting Ordinary Shares (and any ADSs issued by the Depositary Bank following a redesignation of such Non-Voting Ordinary Shares as Ordinary Shares in accordance with the provisions of the Company’s articles of association then in force) (“Registrable Securities”) that are not eligible for resale without an effective registration statement covering the resale of such Securities or without an available exemption from registration under the Securities Act allowing the resale of such Securities without limitation, and shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof but in any event no later than (i) the sixtieth (60th) calendar day following the Transaction Closing, or (ii) the ninetieth (90th) calendar day following the Transaction Closing if the SEC notifies the Company that it will review the Registration Statement. For the avoidance of doubt, all Securities issued and sold to U.S. Subscribers pursuant to this Agreement shall be Registrable Securities. The Company will use its commercially reasonable efforts to cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective and free of any material misstatement or omission with respect to the Registrable Securities until the earliest of (i) two years from the issuance of the Securities, (ii) the date on which Subscriber ceases to hold the Registrable Securities covered by such Registration Statement, or (iii) the first date on which Subscriber can sell all of its Registrable Securities under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and without any current public information requirements. For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, the Company shall use its best efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell Registrable Securities pursuant to the Registration Statement or Rule 144 under the Securities Act (when resales under Rule 144 under the Securities Act become available with respect to the Securities), as applicable, qualify Registrable Securities for listing on the Nasdaq, and update or amend the Registration Statement as necessary to include the Registrable Securities. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, of securities of the Company to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above. The Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of Registrable Securities as shall be reasonably requested by the Company to effect the registration of the resale of Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling Security holder in similar situations, provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. Not less than two (2) Business Days prior to the filing of any Registration Statement or any amendment or supplement thereto with the SEC, the Company shall provide Subscriber and its counsel a reasonable opportunity to review and comment upon such Registration Statement or amendment or supplement, and any related prospectus or supplement thereto, including, at minimum, the portions of any such Registration Statement or prospectus describing Subscriber or the plan of distribution of the Registrable Securities. If the SEC prevents the Company from including any or all of the Registrable Securities proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Company securities by the applicable Security holders or otherwise, (A) such Registration Statement shall register for resale such number of the Company securities which is equal to the maximum number of securities as is permitted by the SEC and (B) the number of the Company securities to be registered for each selling Security holder named in the Registration Statement shall be reduced pro rata among all such selling Security holders and as promptly as practicable after being permitted to register additional Securities under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement (such amendment or new Registration Statement shall also be deemed to be a “Registration Statement” hereunder) to register Registrable Securities not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 6. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline shall not otherwise relieve the Company of its obligations to cause the Company to file the Registration Statement or effect the registration of Registrable Securities set forth in this Section 6. For as long as Subscriber holds Registrable Securities issued pursuant to this Subscription Agreement, the Company will use its best efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as the Company remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable Subscriber to resell the Registrable Securities pursuant to the Registration Statement or Rule 144 (when Rule 144 becomes available to Subscriber), as applicable.

(b) During a period of 90 days from the effective date of the Registration Statement, the Company will not issue any equity securities other than (i) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the effective date of the Registration Statement, (ii) any Ordinary Shares issued or options to purchase Ordinary Shares or other equity awards covering Ordinary Shares granted pursuant to employee benefit plans of the Company, (iii) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (iv) the filing of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company, (v) the issuance of Ordinary Shares, equity awards or securities convertible into or exercisable or exchangeable for Ordinary Shares in connection with (A) the acquisition of the securities, business, property or other assets of another person or pursuant to any employee benefit plan assumed in connection with any such acquisition, (B) joint ventures, (C) commercial relationships, (vi) any redesignation of Non-Voting Ordinary Shares issued pursuant to this Subscription Agreement as Ordinary Shares, by a Subscriber pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Subscriber acquires freely tradable ADSs or (vii) other strategic transactions with a bona fide business purpose, provided that the aggregate number of Ordinary Shares, equity awards and Ordinary Shares issuable upon the conversion, exercise or exchange of securities (on an as converted or as exercised basis, as the case may be) issued pursuant to this clause (vii) shall not exceed 10% of the total number of Ordinary Shares issued and outstanding on the effective date of the Registration Statement. For purposes of this Section 6(b), references to Ordinary Shares shall be deemed to include ADSs representing such underlying Ordinary Shares.

(c) The Company shall, at its sole expense, advise Subscriber as promptly as practicable, and in any event, within five (5) business days: (i) when a Registration Statement or any amendment thereto has been filed with the SEC and when a Registration Statement or any post-effective amendment thereto has become effective; (ii) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be required to disclose the details of such event. Upon the occurrence of any event contemplated in the foregoing clause (iv), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company agrees that it shall, as soon as practicable, use its commercially reasonable efforts to prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company may delay filing or suspend the use of any such registration statement if it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that the Company shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of Registrable Securities as soon as practicable thereafter. Notwithstanding the foregoing, (x) no Suspension Event shall continue for more than sixty (60) consecutive calendar days, (y) the aggregate number of days during which Suspension Events are in effect shall not exceed ninety (90) calendar days in any twelve (12)-month period, and (z) the Company may invoke a Suspension Event no more than three (3) times in any twelve (12)-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective, or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will (i) immediately discontinue offers and sales of Registrable Securities under the Registration Statement until Subscriber receives (A) (x) copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company except (A) for disclosure to Subscriber’s affiliates, employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as otherwise required by applicable law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or destroy all copies of the prospectus covering Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering Registrable Securities shall not apply to (i) the extent Subscriber is required to retain copies of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

(e) Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Company in writing at least two business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(e)) and the related suspension period remains in effect, the Company will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Company, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(f) From and after the Closing, the Company agrees to indemnify and hold Subscriber, each person, if any, who controls Subscriber within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Subscriber within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which Subscriber effects or executes the resale of any Registrable Securities (collectively, the “Subscriber Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any reasonable out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by Subscriber Indemnified Parties directly that are (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Registrable Securities (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or (ii) caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except, in the cases of both (i) and (ii), to the extent insofar as the same are (A) caused by or contained in any information or affidavit so furnished in writing to the Company by Subscriber for use therein, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a freewriting prospectus (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Subscription Agreement. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned). The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party.

(g) [Reserved]

(h) To the extent Subscriber is identified as a selling stockholder in the Registration Statement or any other registration statement which covers the Registrable Securities, Subscriber agrees to, severally and not jointly with any Other Subscriber in the Offering contemplated hereby or any other selling Security holders using the applicable registration statement, indemnify and hold the Company, and the officers, employees, directors, partners, members, attorneys and agents of the Company, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Company within the meaning of Rule 405 under the Securities Act (collectively, the “Company Indemnified Parties”), harmless against any and all Losses incurred by Company Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Registrable Securities (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, in each case to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber under this Section 6(h) be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld, delayed or conditioned).

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof (save for any obligations of the Company in respect of the return of any monies paid by the Subscriber in connection herewith), upon the earliest to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; (c) if any of the conditions to Closing set forth in Section 3 are not satisfied or waived as of the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated as of the date of the Transaction Closing; or (d) written notice by either (x) the Company to Subscriber or (y) Subscriber to the Company, if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the End Date (as defined in the Transaction Agreement); provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach, and (ii) the provisions of Sections 7 through 10 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 7, any monies paid by Subscriber to the Company for the Aggregate Purchase Price hereunder shall be promptly (and in any event within two business days) returned to Subscriber.

8. Reliance by and Exculpation of Placement Agents.

(a) Each Subscriber agrees for the express benefit of the Placement Agents, its affiliates and its representatives that (i) it is not relying upon, and has not relied upon, any statement, representation or warranty made by the Placement Agents, any of its affiliates or any of its or its representatives, in making its investment or decision to invest in the Company, (ii) each Placement Agent is acting solely as placement agent in connection with the transactions contemplated hereby and is not acting as an underwriter, initial purchaser, dealer or in any other such capacity and is not and shall not be construed as a fiduciary for such Subscriber, (iii) the Placement Agents, their respective affiliates and representatives have not made, and will not make any representations or warranties with respect to the Company, Neuphoria or the offer and sale of the Securities or any other matter concerning the Company, Neuphoria or the transactions contemplated hereby, and Subscriber will not rely on any statements made by the Placement Agents, orally or in writing, to the contrary, (iv) Subscriber will be responsible for conducting its own due diligence investigation with respect to the Company, Neuphoria and the offer and sale of the Securities, (v) Subscriber will be purchasing Securities based on the results of its own due diligence investigation of the Company and Neuphoria and the Placement Agents and each of their respective directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, Neuphoria, the Securities, or the accuracy, completeness, or adequacy of any information supplied to Subscriber by the Company or Neuphoria, (vi) Subscriber has negotiated the offer and sale of the Securities directly with the Company, and the Placement Agents will not be responsible for the ultimate success of any such investment and (vii) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Subscriber further represents and warrants to the Placement Agents that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Securities, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 5(g) shall survive any termination of this Subscription Agreement. This Section 8 shall survive any termination of this Agreement.

(b) The Company agrees and acknowledges that the Placement Agents may rely on its representations, warranties, agreements and covenants contained in this Agreement and each Subscriber agrees that the Placement Agents may rely on such Subscriber’s representations and warranties contained in this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agent.

(c) Neither the Placement Agents nor any of their respective affiliates or representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company or Neuphoria; (2) make any representation or warranty, or have any responsibilities as to the validity, enforceability, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company or Neuphoria pursuant to the Subscription Agreement or in connection with any of the transactions contemplated therein; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Subscription Agreement or (y) for anything which any of them may do or refrain from doing in connection with the Subscription Agreement, except in each case for such party’s own gross negligence or willful misconduct.

(d) The Company agrees that the Placement Agents, their respective affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as the Placement Agents hereunder pursuant to the indemnification provisions set forth in the applicable letter agreement between the Company and the Placement Agents.

9. Miscellaneous.

(a) All payments and deliveries under this Agreement shall be made free and clear of withholding or deduction unless required by applicable law.

(b) The Company shall not consent or agree to amend, alter, waive or otherwise modify the terms of any of the Lock-Up Agreements (as defined in the Transaction Agreement) without the consent of the Placement Agents.

(c) Neither this Subscription Agreement nor any rights or obligations that may accrue to Subscriber hereunder (other than the Securities acquired hereunder, if any, subject to applicable securities laws) may be transferred or assigned by Subscriber without the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), and any purported transfer or assignment without such consent shall be null and void ab initio. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more funds or accounts managed by the investment manager or investment advisor that manages Subscriber (or an affiliate that controls, is controlled by or is under common control with such investment manager or investment advisor), provided, in each case, that any assignee agrees in writing to be bound by the terms hereof as if it were an original party hereto and that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(d) The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Securities, and Subscriber shall provide such information to the Company promptly upon such request, it being understood by Subscriber that the Company may without any liability hereunder reject Subscriber’s subscription prior to the Closing Date in the event Subscriber fails to provide such additional information requested by the Company to evaluate Subscriber’s eligibility or the Company determines that Subscriber is not eligible. The Company agrees to keep any such additional information confidential (except as may be required by applicable law or administrative or legal proceeding). On or prior to the Closing Date, the Company and Subscriber shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

(e) Subscriber acknowledges that the Company, Neuphoria, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement as if they were made directly to them. Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate such that the conditions set forth in Sections 3(b)(i) and 3(b)(ii) would not be satisfied as of the Closing Date. Subscriber agrees that the purchase by Subscriber of Securities from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase, unless such acknowledgments, understandings, agreements, representations and warranties herein have been given as of a certain date. Each of the Company and Subscriber acknowledges and agrees that Neuphoria and each Placement Agent are intended third-party beneficiaries of the representations, warranties and covenants of the Company contained in Section 4 and Subscriber contained in Section 5 of this Subscription Agreement and its express rights set forth in Section 10, and that Neuphoria is otherwise an express third-party beneficiary of this Subscription Agreement, entitled to enforce the terms hereof against Subscriber as if it was an original party hereto. Except as expressly set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns. Prior to the Closing, the Company agrees to promptly notify Subscriber and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in a manner that would have or would reasonably be expected to have a Material Adverse Effect on the Company.

(f) Each of the Company, Neuphoria, and each Placement Agent is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Company (which may be given via email by authorized Representatives) (such consent not to be unreasonably withheld or delayed).

(g) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(h) This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, however, that no modification or waiver by the Company of the provisions of this Subscription Agreement prior to the Transaction Closing shall be effective without the prior written consent of Subscriber (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). The Company shall notify Subscriber of any such amendments, modifications, waivers or terminations. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or other exercise of any right, power or privilege hereunder. Section 4, Section 5, Section 8, Section 9(d) and this Section 9(g) may not be amended, modified, terminated or waived in any manner that is material and adverse to the Placement Agents without the written consent of each Placement Agent.

(i) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Company and Subscriber in connection with the Offering).

(j) This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(k) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(l) This Subscription Agreement may be executed in two or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(m) The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce Subscriber’s obligations to fund the subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (A) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (B) not to assert that a remedy of specific enforcement pursuant to this Section 9(l) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (C) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(n) Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein. The Company shall pay all applicable fees and expenses of the Depositary Bank in connection with (A) the deposit of the Underlying Ordinary Shares and issuance of RADRs, and (B) the cancellation of RADRs and the issuance of freely transferable ADSs in respect thereof following effectiveness of the Registration Statement.

(o) Except where required to comply with the AIM Rules, UK MAR and other applicable securities laws, without Subscriber’s prior written consent (which may be given via email by authorized Representatives of the Subscriber), the Company will not use or disclose the name of Subscriber or its affiliates or advisors or any information relating to Subscriber or this Subscription Agreement, other than to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Without Subscriber’s prior written consent, the Company shall not use the name of Subscriber or any of its affiliates or advisors in any press release issued by the Company or Current Report on Form 8-K filed by Neuphoria with the SEC in connection with the Transaction Agreement or the execution and delivery of this Subscription Agreement and the filing of any related documentation by the Company or Neuphoria with the SEC, except to the extent required by the AIM Rules, UK MAR and federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC, or under Nasdaq.

(p) This Subscription Agreement, and all actions or matters based hereon, or arising out of, under or in connection herewith, or any transaction contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles relating to conflict of laws that would result in the application of the laws of any other jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in New York County, New York (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Subscription Agreement, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other proceeding relating to the transactions contemplated by this Subscription Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 9(p). Nothing in this Section 9(o) shall affect the right of any party to serve legal process in any other manner permitted by law. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Subscription Agreement or the transactions contemplated hereby.

(q) All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by email, absent affirmative receipt of an automated notice of delivery failure from the recipient’s email server, during regular business hours of the recipient or, if delivered outside of regular business hours, the following business day, (iii) one (1) business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

Scancell Holdings plc
Bellhouse Building
Sanders Road

Oxford Science Park
Oxford OX 4 4GD
Attention: [***]
Email: [***]

with a copy (which shall not constitute notice) to:

Cooley (UK) LLP
22 Bishopsgate
London, EC2N 4BQ, United Kingdom
Attention: [***]
Email: [***]

Notice to Subscriber shall be given to the address underneath Subscriber’s name on the signature page hereto.

(r) From and after the date hereof, the Company shall not, and shall cause each of its affiliates, representatives and agents to not, provide Subscriber or any of its affiliates, representatives or agents, with any “inside information” (as such term is defined in UK MAR) or other material nonpublic information regarding the Company, any of its affiliates or any other person (together, “MNPI”) without the express prior written consent of such Subscriber other than in connection with the Transaction or the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to Subscriber or any of its affiliates, attorneys, agents or representatives contains MNPI, the Company shall, prior to the delivery of such notice or communication, so indicate to Subscriber, and such indication shall provide Subscriber the means to refuse to receive such notice or communication. Subscriber undertakes to, and shall procure that each of its respective affiliates, agents and representatives to whom any MNPI is disclosed, acts in relation to the MNPI in compliance with (i) the prohibition on market abuse contained in UK MAR and, in particular, in relation to insider dealing (Article 8), the unlawful disclosure of inside information (Article 10), market manipulation (Article 12), inside information (Article 17) and insider lists (Article 18); (ii) the Disclosure Guidance issued by the UK Financial Conduct Authority; and (iii) the criminal offences in relation to inside information contained in the UK Criminal Justice Act 1993. The Company covenants and agrees that it shall, prior to or concurrently with the Transaction Closing, disclose any “inside information” related to the Transaction via a Regulatory Information Service as required by UK MAR, and file or cause to be filed such reports or documents with the SEC as shall be necessary to publicly disclose, to the extent legally permissible, any MNPI previously provided to Subscriber or its representatives by the Company or its representatives in connection with the transactions contemplated hereby.

(s) The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (A) “trading day” shall mean any day on which Nasdaq is open for trading; (B) “business day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or London, United Kingdom are authorized or required by applicable law to remain closed; (C) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (D) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise).

(t) At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

10. Independent Nature of Investment. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements. The decision of Subscriber to purchase Securities pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, Neuphoria or any of their respective subsidiaries which may have been made or given by any Other Subscriber or by any agent, employee or other representative of any Other Subscriber, and neither Subscriber nor any of its agents, employees or other representatives shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Securities or enforcing its rights under this Subscription Agreement. For administrative convenience only, each Subscriber and its respective counsel have chosen to communicate with the Company through the legal counsel of a Placement Agent. The legal counsel of each Placement Agent does not represent any of the Subscribers and only represents such Placement Agent. Subscriber shall be entitled to independently protect and enforce its rights under this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SCANCELL HOLDINGS PLC

By:
Name:
Title:

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:

_____________________________________________________________

Signature of Authorized Signatory of Subscriber:

_____________________________________________________________

Name of Authorized Signatory:

_____________________________________________________________

Title of Authorized Signatory:

_____________________________________________________________

Address for Notice to Subscriber:

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

Attention: ___________________________________________________

Email: ___________________________________________________

Telephone: ___________________________________________________

Subscription Amount: _________________________________________

Number of ADSs: _________________________________________

Number of Ordinary Shares: _____________________________________

Number of Non-Voting Ordinary Shares:____________________________

Subscriber status (mark one): ☐ U.S. investor ☐  Non-U.S. investor (including investors from the United Kingdom)

EIN Number: ________________________________________________

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is an “institutional accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

_____________	(i)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_____________	(ii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_____________	(iii)	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act;

_____________	(iv)	An insurance company as defined in Section 2(13) of the Exchange Act;

_____________	(v)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

_____________	(vi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_____________	(vii)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

_____________	(viii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____________	(ix)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____________	(x)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____________	(xi)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the ADSs, Ordinary Shares and/or Non-Voting Ordinary Shares, with total assets in excess of $5,000,000;

_____________	(xii)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the ADSs, Ordinary Shares and/or the Non-Voting Ordinary Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_____________	(xiii)	A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

_____________	(xiv)	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xiii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

_____________	(xv)	A “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

_____________	(xvi)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or

_____________	(xvii)	An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.

_____________	(xviii)	Subscriber does not qualify under any of the investor categories set forth in (i) through (xvii) above.

Type of Subscriber. Indicate the form of entity of Subscriber:

☐	Corporation	☐	Limited Partnership
☐	Revocable Trust	☐	General Partnership
☐	Other Type of Trust (indicate type):	☐	Limited Liability Company
☐	Other (indicate form of organization):

Indicate the approximate date Subscriber entity was formed: _____________________.

Initial the line below which correctly describes the application of the following statement to Subscriber’s situation: Subscriber (x) was not organized or reorganized for the specific purpose of acquiring the ADSs, Ordinary Shares and/or the Non-Voting Ordinary Shares and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

__________ True __________ False If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.